As filed with the Securities and Exchange Commission on April 5, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

400 W. Illinois, Suite 800 Midland, Texas 79701 (432) 620-5500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Kenneth V. Huseman President 400 W. Illinois, Suite 800 Midland, Texas 79701 (432) 620-5500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David C. Buck
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:  At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(2)	Offering Price(2)	Fee
Common Stock	1,794,759	$23.47	$42,122,994	$1,294

(1)	All of the shares of common stock offered hereby are for the accounts of the selling stockholders.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low price for the Common Stock on March 30, 2007 as reported by the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2007

PROSPECTUS

1,794,759 Shares

Basic Energy Services, Inc.
Common Stock

This prospectus relates to the resale of 1,794,759 shares of the common stock of Basic Energy Services, Inc. that may be offered and sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 7 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “BAS.” On April 4, 2007, the closing sale price of our common stock on the New York Stock Exchange was $23.66 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Basic,” “we,” “us,” and “our” mean Basic Energy Services, Inc. and its wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling stockholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.basicenergyservices.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007, which we refer to as our 2006 Form 10-K;

•	our current reports on Form 8-K, as filed with the SEC on January 4, 2007, January 12, 2007, January 19, 2007, January 29, 2007, February 12, 2007 and March 8, 2007; and

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•	the description of our common stock in our Registration Statement on Form 8-A (File No. 001-32693) under Section 12(b) of the Exchange Act.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Basic Energy Services, Inc.
400 W. Illinois, Suite 800
Midland, Texas 79701
(432) 620-5500
Attn: Investor Relations

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 2. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We provide a wide range of well site services to oil and gas drilling and producing companies, including well servicing, fluid services, drilling and completion services and well site construction services. These services are fundamental to establishing and maintaining the flow of oil and gas throughout the productive life of a well. Our broad range of services enables us to meet multiple needs of our customers at the well site. Our operations are managed regionally and are concentrated in the major United States onshore oil and gas producing regions in Texas, New Mexico, Oklahoma, Arkansas and Louisiana and the Rocky Mountain states. We provide our services to a diverse group of over 1,000 oil and gas companies. We operate the third-largest fleet of well servicing rigs (also commonly referred to as workover rigs) in the United States, representing over 11% of the overall available U.S. fleet, with our two larger competitors controlling approximately 25% and 14%, respectively, according to the Association of Energy Services Companies and other publicly available data.

We currently conduct our operations through the following four business segments:

•	Well Servicing. Our well servicing segment (45% of our revenues in 2006) currently operates our fleet of over 360 well servicing rigs and related equipment. This business segment encompasses a full range of services performed with a mobile well servicing rig, including the installation and removal of downhole equipment and elimination of obstructions in the well bore to facilitate the flow of oil and gas. These services are performed to establish, maintain and improve production throughout the productive life of an oil and gas well and to plug and abandon a well at the end of its productive life. Our well servicing equipment and capabilities are essential to facilitate most other services performed on a well.

•	Fluid Services. Our fluid services segment (27% of our revenues in 2006) currently utilizes our fleet of fluid services trucks and related assets, including specialized tank trucks, storage tanks, water wells, disposal facilities and related equipment. These assets provide, transport, store and dispose of a variety of fluids. These services are required in most workover, drilling and completion projects and are routinely used in daily producing well operations.

•	Drilling and Completion Services. Our drilling and completion services segment (21% of our revenues in 2006) currently operates our fleet of pressure pumping units, air compressor packages specially configured for underbalanced drilling operations, cased-hole wireline units and an array of specialized rental equipment and fishing tools. We entered the rental and fishing tool business through an acquisition in the first quarter of 2006. The largest portion of this business consists of pressure pumping services focused on cementing, acidizing and fracturing services in niche markets.

•	Well Site Construction Services. Our well site construction services segment (7% of our revenues in 2006) currently utilizes our fleet of earth moving equipment, which includes dozers, trenchers, motor graders, backhoes and other heavy equipment. We utilize these assets primarily to provide services for the construction and maintenance of oil and gas production infrastructure, such as preparing and maintaining access roads and well locations, installation of small diameter gathering lines and pipelines and construction of temporary foundations to support drilling rigs.

Our principal executive offices are located at 400 W. Illinois, Suite 800, Midland, Texas 79701, and our telephone number at that address is (432) 620-5500. Our website address is http://www.basicenergyservices.com. However, information contained on our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below and the other risks listed under the caption “Risk Factors” incorporated by reference to Item 1A of our Form 10-K for the year ended December 31, 2006 and any future filings on Form 10-K or Form 10-Q. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

Risks Associated With an Investment in Our Common Stock

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.

On March 6, 2007, in connection with the closing of our merger with JetStar Consolidated Holdings, Inc., or JetStar, we entered into a registration rights agreement with the former stockholders of JetStar, who collectively hold 1,794,759 shares of our common stock. Pursuant to the registration rights agreement, we have filed and are obligated to maintain a “shelf” registration statement relating to the resale of the shares of our common stock issued to the former JetStar stockholders in connection with the merger. We also expect to enter into other registration rights agreements in the future in connection with acquisitions, including one pending acquisition. By causing a large number of shares to be sold in the public market, these holders could cause the market price of our common stock to decline.

We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. The terms of our existing senior credit facility and our senior notes indenture may limit or prohibit the payment of dividends without the prior written consent of the lenders. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering. The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Unless otherwise indicated in the footnotes below, we believe the person named in the table below has sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The percentage ownership data is based on 40,416,426 shares of our common stock issued and outstanding as of March 26, 2007.

	Shares Beneficially Owned			Shares Beneficially Owned
	Before the Offering		Shares That May be	After the Offering
Name	Number	Percent	Offered Hereby	Number	Percent

JetStar Investment LLC(1)	768,637	1.9%	768,637	—	—
Elmow Holdings, Inc. (formerly named Rio Pumping Services, Inc.)(2)	251,325	*	251,325	—	—
Pershing, LLC, as Custodian for Thornton E. Anderson IRA(3)	118,448	*	118,448	—	—
David L. Murfin(4)	110,357	*	110,357	—	—
Jayhawk Petro-Ventures, LLC(5)	105,713	*	105,713	—	—
David Autry(6)	105,713	*	105,713	—	—
Whitsunday Enterprises, LLC(7)	68,177	*	68,177	—	—
Iuka Carmi Development, LLC(8)	45,386	*	45,386	—	—
Jim Collet(9)	43,350	*	43,350	—	—
Kathleen S. Anderson(10)	34,088	*	34,088	—	—
Anderson Resources, Inc.(11)	34,088	*	34,088	—	—
Sunflower Bank, NA, as Custodian for William L. Anderson IRA(12)	34,088	*	34,088	—	—
Xploration Services, Inc.(13)	16,230	*	16,230	—	—
Stephens Oil & Cattle, LLC(14)	16,230	*	16,230	—	—
Anderco, LLC(15)	9,718	*	9,718	—	—
Jeff Miller(16)	8,576	*	8,576	—	—
Durango Enterprises, LLC(17)	6,511	*	6,511	—	—
Tim Schniederjan(18)	6,126	*	6,126	—	—
Jerry Mower(19)	5,999	*	5,999	—	—
Brad Elenburg(20)	5,999	*	5,999	—	—

Total	1,794,759	4.4%	1,794,759	—	—

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	The address of JetStar Investment LLC is 2100 McKinney, Suite 1200, Dallas, Texas 75201. SKM Equity Fund III, LP is the managing member of JetStar Investment LLC. SKM Partners, LLC is the general partner of SKM Equity Fund III, L.P. and Allan W. Karp and John F. Megrue, Jr. are managers of SKM Partners, LLC.

(2)	The address of Elmow Holdings, Inc. (formerly named Rio Pumping Services, Inc.) is 271 Lone Tree Road, Jacksboro, Texas 76458. Jerry Mower and Brad Elenburg are the controlling stockholders of Elmow Holdings, Inc.

(3)	The address of Pershing, LLC, as Custodian for Thornton E. Anderson IRA, is One Pershing Plaza, Jersey City, New Jersey 07399. Thornton E. Anderson exercises sole voting and investment power over these shares.

(4)	The address of David L. Murfin is 250 N. Water, Suite 300, Wichita, Kansas 67202.

(5)	The address of Jayhawk Petro-Ventures, LLC is 100 S. Main Street, Suite 607, Wichita, Kansas 67202. Daniel J. Klaus and Rosie M. Klaus are the sole members of Jayhawk Petro-Ventures, LLC.

(6)	The address of David Autry is 1301 Holly, Pratt, Kansas 67124.

(7)	The address of Whitsunday Enterprises, LLC is 9320 E. Central, Wichita, Kansas 67206. John D. Stephens and Clinton J. Lett, III are the managers of Whitsunday Enterprises, LLC.

(8)	The address of Iuka Carmi Development, LLC is 920 East First Street, Pratt, Kansas 67124. Pratt Well Service, Inc. is the controlling member of, and Kenneth C. Gates is a member-manager of, Iuka Carmi Development, LLC. The Kenneth C. Gates Trust is the controlling stockholder of Pratt Well Service, Inc. and Kenneth C. Gates controls the Kenneth C. Gates Trust.

(9)	The address of Jim Collet is 750 N. St. Paul, Suite 530, Dallas, Texas 75201.

(10)	The address of Kathleen S. Anderson is 8805 Bradford Circle, Wichita, Kansas 67206.

(11)	The address of Anderson Resources, Inc. is 221 S. Broadway, Suite 302, Wichita, Kansas 67202. Thornton E. Anderson and William L. Anderson exercise voting and investment power over these shares.

(12)	The address of Sunflower Bank, NA, as Custodian for William L. Anderson IRA, is 2090 S. Ohio, Salina, Kansas 67401. William L. Anderson exercises sole voting and investment power over these shares.

(13)	The address of Xploration Services, Inc. is 422 Morningside, Wichita, Kansas 67218. Dean Pattisson exercises sole voting and investment power over these shares.

(14)	The address of Stephens Oil & Cattle, LLC is 608 Glendevon Road, Andover, Kansas 67002. John D. Stephens and Lori A. Stephens are the controlling members of Stephens Oil & Cattle, LLC.

(15)	The address of Anderco, LLC is 3914 Sweet Bay, Wichita, Kansas 67226. Steven C. Anderson exercises sole voting and investment power over these shares.

(16)	The address of Jeff Miller is 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102.

(17)	The address of Durango Enterprises, LLC is 100 S. Main, Suite 607, Wichita, Kansas 67202. Daniel J. Klaus and David Autry exercise voting and investment power over these shares.

(18)	The address of Tim Schniederjan is 479 FM 1630, Gainesville, Texas 76240.

(19)	The address of Jerry Mower is 271 Lone Tree Road, Jacksboro, Texas 76458.

(20)	The address of Brad Elenburg is 687 Wesley Chapel Road, Jacksboro, Texas 76458.

Material Relationships with the Selling Stockholders

David Autry, Jim Collet, Tim Schniederjan, Jerry Mower and Brad Elenburg were employees of JetStar or its subsidiaries prior to the merger and they are current employees of Basic after the merger.

In addition, David N. Autry, Jim Collet, Brad Elenburg and Jerry Mower have each entered into a non-competition agreement with us. Under the non-competition agreements, each of Messrs. Autry, Collet, Elenburg and Mower has agreed that until March 6, 2012 he will not, and will not permit any of his affiliates to, engage in a business similar to ours within a certain restricted area and has agreed not to solicit our employees, suppliers and customers.

The selling stockholders obtained their shares of our common stock in connection with our merger with JetStar, pursuant to the Agreement and Plan of Merger, which we refer to as the “acquisition agreement,” dated as of January 8, 2007, by and among Basic, JS Acquisition LLC, an indirect wholly-owned subsidiary of Basic, and JetStar. Pursuant to the merger, Basic issued approximately 1.8 million shares of common stock (and may issue an additional 95,999 shares), paid approximately $45 million in cash consideration to JetStar stockholders and paid approximately $38 million for the repayment of outstanding indebtedness of JetStar. A total of $8.25 million from the cash consideration has been deposited in escrow as security for working capital and net debt adjustments, and to cover certain potential indemnities and other claims by the Company under the acquisition agreement.

Under the acquisition agreement, we have agreed to indemnify each selling stockholder and their respective directors, officers and employees, if any, against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we agreed under the acquisition agreement to maintain all rights to exculpation, indemnification and advancement of expenses in favor of then current or former directors, officers and employees of JetStar or its subsidiaries and pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred in successfully enforcing these rights.

Also in connection with our merger with JetStar, we entered into a registration rights agreement with the selling stockholders, dated March 6, 2007. Under the terms of this registration rights agreement, the selling stockholders have “shelf” and “piggy-back” registration rights. Also under the terms of this registration rights agreement, we have agreed to indemnify each selling stockholder, such selling stockholder’s directors and officers and any selling agent selected by such selling stockholder, including underwriters, against certain liabilities, including certain liabilities under the Securities Act of 1933. The selling stockholders have also agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act of 1933.

Under the terms of the registration rights agreement, we will bear all expenses in connection with the registration of shares pursuant to such agreement, excluding underwriters’ or brokers’ fees, discounts and communications, which shall be borne by the selling stockholder.

The filing of the registration statement of which this prospectus is a part is intended to satisfy our shelf registration obligations under the registration rights agreement.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of the selling stockholders, and we anticipate keeping this registration statement effective for a period of up to two years from its effective date. “Selling stockholders” include donees, pledgees, transferees or successors-in-interest selling securities received from a named selling stockholder as a gift, pledge, distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares of common stock offered by this prospectus and the sale of shares will be borne by us; provided, however, that the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions, including, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	on any national securities exchange or quotation service on which the securities are listed or quoted at the time of sale;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	transactions that may involve crosses or block transactions;

•	to cover hedging transactions (other than “short sales” as defined in Rule 3b-3 under the Exchange Act) made pursuant to this prospectus;

•	by pledge to secure debts or other obligations;

•	any combination of any of these methods of sale; and

•	any other manner permitted pursuant to applicable law.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may sell shares directly to purchasers or to or through underwriters or broker-dealers, who may act as agents or principals. The underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as principal, or both. The amount and form of compensation for these services will be determined by the selling stockholders and the purchaser or purchasers, and may be in excess of customary commissions.

The selling stockholders and any underwriters or broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by these underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any underwriter, agent, or broker-dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock

Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

In addition to selling their shares under this prospectus, the selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule and regardless of whether the securities are covered by this prospectus.

If the selling stockholders notify us of any material arrangement entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing:

•	the name of such selling stockholder and of the participating underwriter or broker-dealer;

•	the number of shares involved;

•	the price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the underwriter or, broker-dealer; and

•	other facts material to the transaction.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and securities offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

We have agreed to indemnify in certain circumstances the selling stockholders and any agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

The securities offered hereby have been issued to the selling stockholders in transactions exempt from the registration requirements of the Securities Act of 1933. We agreed pursuant to the registration rights agreement we entered into with the selling stockholders to register such securities and all other shares of common stock owned by them under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the earlier of (1) the date on which the selling stockholders have sold all of the securities and (2) March 6, 2009; provided, however, that such date will be extended by adding any time periods during which we suspend the use of this prospectus. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of one counsel to the selling stockholders, but not including underwriting discounts, concessions or commissions of the selling stockholders.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and related financial statement schedule of Basic Energy Services, Inc. (Company) as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report refers to a change in accounting for share-based payments effective January 1, 2006.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that the Company acquired G&L Tool, Ltd, Arkla Cementing, Inc., Globe Well Services, Inc., Hennessey Rental Tools Inc., Chaparral Service, Inc., Reddline Services, LLC, and Rebel Testers, Ltd. (collectively the 2006 Excluded Acquisitions) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, the 2006 Excluded Acquisitions’ internal control over financial reporting associated with total assets of $113.3 million and total revenues of $65.1 million included in the consolidated financial statements of Basic Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 2006. The audit of internal control over financial reporting of Basic Energy Services, Inc. also excluded an evaluation of the internal control over financial reporting of the 2006 Excluded Acquisitions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling stockholders will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with its sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,294
Printing and engraving expenses	10,000
Transfer agent and registrar fees	5,000
Accounting fees and expenses	20,000
Legal fees and expenses	20,000
Miscellaneous	8,706

Total	$65,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Basic Energy Services’ certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Basic Energy Services. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic Energy Services shall have no personal liability to Basic Energy Services or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Basic Energy Services or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of II-1 law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with all of our directors and some of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the

State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies will include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees will be named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 16.	Exhibits

The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 5th day of April, 2007.

BASIC ENERGY SERVICES, INC.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Krenek and Kenneth V. Huseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Date

/s/ Kenneth V. Huseman Kenneth V. Huseman	President, Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2007

/s/ Alan Krenek Alan Krenek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2007

/s/ Steven A. Webster Steven A. Webster	Chairman of the Board	April 5, 2007

/s/ James S. D’Agostino, Jr. James S. D’Agostino, Jr.	Director	April 5, 2007

/s/ William E. Chiles William E. Chiles	Director	April 5, 2007

/s/ Robert F. Fulton Robert F. Fulton	Director	April 5, 2007

/s/ Sylvester P. Johnson, IV Sylvester P. Johnson, IV	Director	April 5, 2007

Signature	Date

/s/ H.H. Wommack, III H.H. Wommack, III	Director	April 5, 2007

/s/ Thomas P. Moore, Jr. Thomas P. Moore, Jr.	Director	April 5, 2007

EXHIBIT INDEX

Number		Exhibit Title

1	.1***	Underwriting Agreement.
2	.1**	Agreement and Plan of Merger, dated as of January 8, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 8, 2007)
2	.2**	Amendment to Merger Agreement, dated as of March 5, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 8, 2007)
4	.1**	Specimen Stock Certificate representing common stock of the Company. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005)
4	.2**	Amended and Restated Certificate of Incorporation of the Company, dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005)
4	.3**	Amended and Restated Bylaws of the Company, dated December 14, 2005. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 14, 2005)
4	.4**	Registration Rights Agreement, dated as of March 6, 2007, by and between the Company and the JetStar Stockholders’ Representative. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 8, 2007)
5	.1*	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Basic Energy Services, Inc.
23	.1*	Consent of KPMG LLP.
24	.1*	Powers of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

*	Filed herewith.

**	Incorporated by reference.

***	If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.